                                                                    EXHIBIT 99.4

                          CHEROKEE INTERNATIONAL, LLC
                      CHEROKEE INTERNATIONAL FINANCE, INC.

                           OFFER FOR ALL OUTSTANDING
              10 1/2% SERIES A SENIOR SUBORDINATED NOTES DUE 2009
                                IN EXCHANGE FOR
              10 1/2% SERIES B SENIOR SUBORDINATED NOTES DUE 2009,
                        WHICH HAVE BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933,
                                   AS AMENDED

    To Our Clients:

    Enclosed for your consideration is a prospectus dated       , 1999 (the
"Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Cherokee International, LLC and Cherokee International Finance, Inc. (collectively, the "Issuers") to exchange their 10 1/2% Series B Senior Subordinated Notes due 2009, which have been registered under the Securities Act of 1933, as amended, for their outstanding 10 1/2% Series A Senior Subordinated Notes due 2009 (the "Outstanding Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in a Registration Rights Agreement in respect of the Outstanding Notes, dated April 30, 1999, by and among the Issuers and the initial purchaser referred to therein.

    This material is being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A TENDER OF SUCH OUTSTANDING NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

    Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

    Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00
p.m., New York City time, on       , 1999, unless extended by the Issuers. Any
Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, the Expiration Date.

    Your attention is directed to the following:

    1.  The Exchange Offer is for any and all Outstanding Notes.

    2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section "The Exchange Offer under the heading "Certain Conditions to the Exchange Offer."

    3. Subject to certain exceptions, any transfer taxes incident to the transfer of Outstanding Notes from the holder to the Issuers will be paid by the Issuers.

    4.  The Exchange Offer expires at 5:00 p.m., New York City time, on       ,
1999, unless extended by the Issuers.

    If you wish to have us tender your Outstanding Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OUTSTANDING NOTES.
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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Cherokee International, LLC and Cherokee International Finance, Inc. with respect to their Outstanding Notes.

    This will instruct you to tender the Outstanding Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

    Please tender the Outstanding Notes held by you for my account as indicated below:

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
                                                   AGGREGATE PRINCIPAL AMOUNT
                                                      OF OUTSTANDING NOTES

10 1/2% Series A Senior Subordinated
  Notes due 2009                          -------------------------------------------

/ / Please do not tender any Outstanding
  Notes held by you for my account        -------------------------------------------

  Dated:                                  -------------------------------------------
                                                          Signature(s)

                                          -------------------------------------------
                                                   Please print name(s) here

                                          -------------------------------------------

                                          -------------------------------------------
                                                          Address(es)

                                          -------------------------------------------
                                                 Area Code and Telephone Number

                                          -------------------------------------------
                                                     Tax Identification or
                                                     Social Security No(s).

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    None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Outstanding Notes held by us for your account.